UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2016

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (877) 755-4279

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective August 1, 2016, Robert Murphy resigned as a member of the Board of Directors of MINDBODY, Inc. (the “Company”). Mr. Murphy’s resignation was not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Kimberly G. Lytikainen
Kimberly G. Lytikainen General Counsel and Secretary

Date: August 4, 2016